THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               MICRION CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MICRION CORPORATION, a Massachusetts corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated May 5, 1999, and hereby appoints Nicholas P. Economou and David M. Hunter, and both of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of MICRION CORPORATION to be held on June 10, 1999 at 10:00 a.m., local time, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder. The undersigned hereby instructs the proxies to vote:

1. To approve and adopt the Agreement and Plan of Merger, dated as of December 3, 1998, among Micrion Corporation, FEI Company and MC Acquisition Corporation

          For [  ]              Against [  ]             Abstain [  ]

2. With discretionary authority upon such other matters as properly come before the meeting.

The Board of Directors recommends a vote FOR the Merger. This proxy is solicited on behalf of the Board of Directors.


                                       Dated:_________________________________

                                       Signed:________________________________

                                       Signed:________________________________
                                       Please sign exactly as your name appears hereon. When signing as attorney, executor, trustee or guardian, please give full title.